EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK MINNESOTA,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A U.S. National Banking Association	41-1592157
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

Sixth Street and Marquette Avenue Minneapolis, Minnesota	55479
(Address of principal executive offices)	(Zip code)

Stanley S. Stroup, General Counsel

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-1234

(Agent for Service)

CV Therapeutics, Inc.

(Exact name of obligor as specified in its charter)

Delaware	43-1570294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3172 Porter Drive Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

2.0% Senior Subordinated Convertible Debentures Due 2023

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item	2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

Exhibit 1.	a.	A copy of the Articles of Association of the trustee now in effect.***

Exhibit 2.	a.	A copy of the certificate of authority of the trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of Minneapolis.*

	b.	A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

	c.	A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

	d.	A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

	e.	A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of “Norwest Bank Minnesota, National Association.”*

	f.	A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of “Wells Fargo Bank Minnesota, National Association.”****

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	Consolidated Report of Condition attached.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25.1(b) filed with registration statement number 333-74872.
***	Incorporated by reference to exhibit T3G filed with registration statement number 022-22473.
****	Incorporated by reference to exhibit number 2f to the trustee’s Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 20th day of July 2003.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ MICHAEL G. SLADE
Name: Michael G. Slade Assistant Vice President

EXHIBIT 6

July 20th, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ Michael G. Slade
Name: Michael G. Slade Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank Minnesota, National Association

of Sixth Street and Marquette Avenue, Minneapolis, MN 55479

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$1,808
Interest-bearing balances	62
Securities:
Held-to-maturity securities	0
Available-for-sale securities	1,895
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	4,420
Securities purchased under agreements to resell	66
Loans and lease financing receivables:
Loans and leases held for sale	21,750
Loans and leases, net of unearned income	18,479
LESS: Allowance for loan and lease losses	283
Loans and leases, net of unearned income and allowance	18,196
Trading Assets	53
Premises and fixed assets (including capitalized leases)	156
Other real estate owned	6
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	6
Intangible assets:
Goodwill	292
Other intangible assets	7
Other assets	1,388

Total assets	$50,105

LIABILITIES
Deposits:
In domestic offices	$32,836
Noninterest-bearing	20,287
Interest-bearing	12,549
In foreign offices, Edge and Agreement subsidiaries, and IBFs	4,729
Noninterest-bearing	1
Interest-bearing	4,728
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,035
Securities sold under agreements to repurchase	323

Dollar Amounts In Millions
Trading liabilities	49
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	5,526
Bank’s liability on acceptances executed and outstanding	6
Subordinated notes and debentures	0
Other liabilities	919

Total liabilities	$46,423
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	100
Surplus (exclude all surplus related to preferred stock)	2,134
Retained earnings	1,397
Accumulated other comprehensive income	51
Other equity capital components	0

Total equity capital	3,682

Total liabilities, minority interest, and equity capital	$50,105

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

/s/ KAREN B. MARTIN
Karen B. Martin Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/    Jon R. Campbell

/s/    Marilyn A. Dahl

/s/    Gerald B. Stenson

Directors

7